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                                                                     EXHIBIT 5

                                November 19, 1999


Hawker Pacific Aerospace
11240 Sherman Way
Sun Valley, California 91352

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of Hawker Pacific Aerospace (the "Company"), and the exhibits filed in connection therewith, which you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 735,459 shares of the Company's Common Stock ("Common Stock") issuable under the Company's 1997 Stock Option Plan and Management Stock Option Agreements (the "Plans").

     For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of the Plans and of such documents, corporate records and other instruments relating to the adoption and implementation of the Plans as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material factual matters contained therein which were not independently established.

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Hawker Pacific Aerospace
November 19, 1999
Page Two

     Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable upon exercise of stock options granted pursuant to the Plans are duly authorized and, when issued and paid for in accordance with the Plans, will be validly issued, fully paid and nonassessable.

     We consent to the use of our name in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ TROY & GOULD PROFESSIONAL CORPORATION
                                TROY & GOULD
                                Professional Corporation